UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

Date of report:  April 19, 2010

Date of earliest event reported:  April 15, 2010

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CAMAC ENERGY INC.
(Exact name of registrant as specified in its charter)

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Delaware
(State or other jurisdiction of incorporation)

001-34525	30-0349798
(Commission File Number)	(IRS Employer Identification Number)

250 East Hartsdale Ave., Hartsdale, New York 10530
(Address of principal executive offices)

(914) 472-6070
(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of     Certain Officers; Compensatory Arrangements of Certain Officers.

On April 15, 2010, the Board of Directors of CAMAC Energy Inc. (formerly Pacific Asia Petroleum, Inc.) (the “Company”) appointed current members of the Company's Board of Directors, Ms. Hazel O’Leary and Mr. John Hofmeister, to the Audit Committee of the Company’s Board of Directors (the “Audit Committee”), effective immediately, to fill the vacancies left upon the resignations of former Audit Committee members, Ms. Elizabeth Smith and Mr. Robert Stempel, in connection with the April 7, 2010 closing of the Company's acquisition of all of the interests held by CAMAC Energy Holdings Limited and certain of its affiliates in a Production Sharing Contract with respect to an oilfield asset known as the Oyo Field, as disclosed by the Company in its Current Report on Form 8-K filed with the Securities and Exchange Commission on April 13, 2010.

As a result of the appointments of Ms. O'Leary and Mr. Hofmeister, our Audit Committee will now consist of Mr. James F. Link, Jr., Ms. O’Leary and Mr. Hofmeister, each of whom is an "independent" director, as that term is defined in Rule 803A of the NYSE Amex Company Guide and Rule 10A-3 under the Securities Exchange Act of 1934, as amended.

Our Board of Directors has not changed its determination that Mr. Link possesses the accounting or related financial management experience that qualifies him as financially sophisticated within the meaning of  Rule 803B(2)(iii) of the NYSE Amex Company Guide and that he is an "audit committee financial expert" as defined by the rules and regulations of the SEC.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 19, 2010

CAMAC Energy Inc.

By:	/s/ Frank C. Ingriselli
Frank C. Ingriselli
Chief Executive Officer